Lightbridge, Inc. 30 Corporate Drive Burlington, MA 01803

Notice of Grant of Stock Options

Gary E. Haroian	Option Number:	0000XXX
31 Tammer Lane	Plan:	2004
Hopkinton, MA USA 01748

Effective February 16, 2005, you have been granted a Non-Statutory Stock Option to buy 25,000 shares of Lightbridge, Inc. (the “Company”) stock at $6.17 per share.

The total option price of the shares granted is $154,250.00.
Shares in each period will become fully vested on the date shown.

Shares	8,333 8,333 8,334	Vest Type On Vest Date On Vest Date On Vest Date	Full Vest 2/16/06 2/16/07 2/16/08	Expiration 2/16/2015 2/16/2015 2/16/2015

Notice, Access and Consent. By your signature and the Company’s signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company’s 2004 Stock Incentive Plan, as amended (the “Plan”), and the Terms and Conditions of Stock Options, both of which are incorporated herein and made a part of this document. The current Prospectus relating to the shares of Common Stock offered under the 2004 Incentive Plan, the Plan and the Terms and Conditions of Stock Options are available on the Company’s intranet website at www.inside.lightbridge.com and at www.optionslink.com and can be downloaded or printed for your convenience, or provided in written form by contacting the Company’s Human Resources Department at 30 Corporate Drive, Burlington, MA 01803, 781-359-4000. By your signature below, you consent to the delivery of those documents in the manner described herein.

2/16/05

Robert E. Donahue Chief Executive Officer, Lightbridge, Inc.	Date

Gary Haroian	Date